UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2005

Clinical Data, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	0-12716 (Commission File Number)	04-2573920 (I.R.S. Employer Identification No.)

One Gateway Center, Suite 411
Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

(617) 527-9933
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01 Amendment of a Material Definitive Agreement Not Made in the Ordinary Course of Business

On February 7, 2005, Clinical Data Sales & Service, Inc., a wholly-owned subsidiary of the Registrant (“CDSS”) an amendment (the “Amendment”) of the Loan and Security Agreement dated March 31, 2003, by and among CDSS and LaSalle Business Credit, LLC (the “Credit Agreement”).   As a result of the Amendment, the maximum quarterly cash dividend CDSS may pay the Registrant under the Credit Agreement has been increased.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLINICAL DATA, INC.

Date: February 7, 2005	/s/ Israel M. Stein MD
Israel M. Stein MD Principal Executive Officer